Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Ero Copper Corp.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/26/2026
Reporting Entity ESTMA Identification Number	E091548		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Eric Sye				Date	2026-05-26
Position Title	SVP Finance

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Ero Copper Corp.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E091548
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Brazil	Federal Government of Brazil	National Mining Agency		$13,941,000	$367,000					$14,308,000	Mineral royalties and mining concessions
Brazil	Municipal Government of Tucuma	City Hall			$782,000				$1,981,000	$2,763,000	Infrastructure improvement payments related to road improvements
Brazil	State Government of Pará	State Treasury Department		$1,058,000						$1,058,000	Mineral royalties and mining concessions
Brazil	Municipal Government of Nova Xavantina	City Hall							$256,000	$256,000	Infrastructure improvement payments related to road improvements
Brazil	State Government of Mato Grosso	State Treasury Department		$794,000						$794,000	Mineral royalties and mining concessions
Brazil	Federal Government of Brazil	Ministry of Finance	$18,166,000							$18,166,000	Income taxes
Brazil	Federal Government of Brazil	National Water Agency			$72,000					$72,000	Fees for the regularization of the water distribution system

Additional Notes:	[1] All amounts paid to payees were in BRL, and have been converted and reported in US dollars at an average exchange rate for 2025: $1 BRL = $0.1790 USD

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Ero Copper Corp.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E091548
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Brazil	Caraiba	$272,000	$8,683,000	$149,000					$9,104,000
Brazil	Tucuma	$12,323,000	$4,512,000	$782,000				$1,981,000	$19,598,000
Brazil	Xavantina	$5,571,000	$2,597,000	$127,000				$256,000	$8,551,000
Brazil	AV Mineracao			$162,000					$162,000

Additional Notes[3]:	[1] All amounts paid to payees were in BRL, and have been converted and reported in US dollars at an average exchange rate for 2025: $1 BRL = $0.1790 USD